Certificate

№ __

For __ Shares

Issued to

Dated:

From whom transferred

Original Issue

No. Original Certificate	No. Original Shares	No. Shares Transferred

Received Certificate No. ____

For ____________________

____

№ __________ Shares __________

TEN HOLDINGS, INC.

A BUSINESS CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

Authorized Shares **Common Stock, Par Value $0.0001 Per Share**

This Certifies that [] is the registered holder of [] shares of the Common Stock, par value $0.0001 of TEN Holdings, Inc. transferable only on the books of the Company by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal is to be hereunto affixed this [].

______________________ ______________________

Randy Jones, President *John Orobono, Secretary*

For Value Received, _____ *hereby sell, assign and transfer unto*

____

_______________________________ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint*

_______________________________ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ______________________________________

In presence of

_______________________________ _______________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.